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                                                                      Exhibit 21

                                 LOGICON, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                Country or State
Subsidiary (name under which subsidiary does business):         of Incorporation
- -------------------------------------------------------         ----------------

   Logicon Eagle Technology, Inc.                                 Delaware


   Logicon Fourth Generation Technology, Inc.                     California


   Logicon Technical Services, Inc.                               California


   Logicon R&D Associates                                         California


   Logicon Ultrasystems, Inc.                                     Delaware


   Syscon Corporation                                             District of Columbia


   Syscon Services, Inc.                                          District of Columbia


   Syscon BVI, LTD                                                British Virgin Islands


   Syscon Saudi Arabia, LTD                                       Kingdom of Saudi Arabia

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